UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 3, 2007

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

As previously disclosed, IBM repurchased $12.5B of its outstanding common stock through accelerated share repurchase agreements in May 2007. The repurchases were executed through IBM International Group (IIG), a wholly-owned IBM subsidiary, and IIG funded the repurchases with cash and a term loan. In May, IBM stated that it intended to refinance the term loan with longer-term debt over the coming year. Subsequently, IBM International Group Capital LLC (IIGC) was formed as a limited liability company in the State of Delaware. IIGC is an indirect wholly-owned subsidiary of IBM that will be used in connection with the above-referenced financing. As it is expected that any securities issued by IIGC will be fully and unconditionally guaranteed by IBM, we have re-issued the financial statements of IBM in accordance with Rule 3-10(b) of Regulation S-X.

Exhibit 99.1 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm, Consolidated Financial Statements, Notes to Consolidated Financial Statements, and Consent of Independent Registered Public Accounting Firm. Note X (Subsequent Events) was updated to include the formation of IIGC. Exhibit 99.2 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm and Consent of Independent Registered Public Accounting Firm. Except as specifically set forth in Exhibit 99.1, the information in the attached exhibits do not reflect any other events occurring after IBM filed its Form 10-K on February 27, 2007 for the year ended December 31, 2006. For a discussion of events and developments subsequent to February 27, 2007, please refer to the reports and other information that IBM has filed with the Securities and Exchange Commission, including IBM’s Form 10-Q for the periods ended March 31, 2007 and June 30, 2007.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 3, 2007

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary